Exhibit 10.70

ADDENDUM TO
OUTPERFORMANCE AWARD AGREEMENT

This Addendum to Outperformance Award Agreement (the “Addendum”) is made a part of each Outperformance Award Agreement (each, an “Outperformance Award Agreement”) between you and Hudson Pacific Properties, Inc. (the “Company”) evidencing an outstanding outperformance award (each, an “Outperformance Award”) held by you under the Company’s 2010 Incentive Award Plan, as amended (the “Plan”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Outperformance Award Agreement.

Pursuant to Section 3.12 of your Outperformance Award Agreements, the terms of each of your Outperformance Awards have been amended as follows, effective as of February 25, 2014 (the “Effective Date”):

The second sentence of the definition of “Relative TSR Component” shall be amended by replacing: (i) each reference to the phrases “Relative Per Share Value” and “Relative Per Share Value on such date” with the phrase “Aggregate Market Capitalization as of such date” and (ii) each reference to the phrase “Initial Per Share Value” and “Initial Per Share Value on such date” with the phrase “Aggregate Baseline Capitalization Value on such date”.

As of the Effective Date, this Addendum amends each of your Outperformance Award Agreements covering your Outperformance Awards and shall be and is hereby incorporated in and forms a part of each such Outperformance Award Agreement.

Except as expressly provided herein, all terms and conditions of your Outperformance Award Agreement(s) shall remain in full force and effect.

HUDSON PACIFIC PROPERTIES, INC.

By:    /s/ Victor J. Coleman
Victor J. Coleman
Chairman and Chief Executive Officer